CERTIFICATE OF OWNERSHIP AND MERGER
                                     OF
                          JOMED ACQUISITION CORP.
                               WITH AND INTO
                           ENDOSONICS CORPORATION

                    -----------------------------------
                   Pursuant to Section 253 of the General
                  Corporation Law of the State of Delaware
                    -----------------------------------

            JOMED ACQUISITION CORP, a Delaware corporation (the "Corporation"), hereby certifies as follows:


            1. The Corporation is incorporated pursuant to the General Corporation Law of the State of Delaware ("DGCL").

            2. The Corporation owns more than 90% of the the outstanding shares of stock of EndoSonics Corporation, a Delaware corporation ("EndoSonics").

            3. On September 20, 2000 the Corporation, by resolutions of the Board of Directors (a true copy of which is attached hereto as Exhibit A) duly adopted by written consent, determined, among other things, to merge the Corporation with and into EndoSonics Corporation (the "Merger") according to a Plan of Merger (a true copy of which is attached hereto as Annex A.3) pursuant to Section 253 of the DGCL. Such resolutions have not been modified or rescinded and are in full force and effect on the date hereof.

            4. The Merger contemplated herein was approved by JOMED N.V., the sole stockholder of the Corporation, by written consent pursuant to Section 228 of the DGCL.

                                 * * * * *

            IN WITNESS WHEREOF, the Corporation has caused this Certificate of Ownership and Merger to be executed in its corporate name this 21st day of September, 2000.




                                    JOMED ACQUISITION CORP.


                                    By:    /s/  Tor Peters
                                           ----------------------
                                    Name:  Tor Peters
                                    Title: President





                                                                      EXHIBIT A

                         ACTION BY WRITTEN CONSENT
                         OF THE BOARD OF DIRECTORS
                         OF JOMED ACQUISITION CORP.

            The undersigned, being all of the members of the Board of Directors of JOMED Acquisition Corp., a Delaware corporation (the "Corporation"), acting pursuant to Section 141(f) of the Delaware General Corporation Law, having given due and proper consideration to all matters and things which are necessary or appropriate to enable it to evaluate and reach an informed conclusion as to the fairness and reasonableness of the actions described below; by this written consent (the "Consent") consent to the adoption of the following resolutions with the same force and effect as if they had been unanimously adopted at a duly convened meeting of the Board of Directors of the Corporation and direct that this Consent be filed with the minutes of the proceedings of the Board of Directors of the
Corporation:

            WHEREAS, the Corporation owns more than ninety percent (90%) of the outstanding shares of each class of the capital stock of EndoSonics Corporation, a Delaware Corporation ("EndoSonics") and wishes to merge the Corporation with and into EndoSonics, pursuant to Section 253 of the General Corporation Law of the State of Delaware (the "DGCL");

            NOW BE IT THEREFORE BEREBY:

            RESOLVED, that the form of certificate for fully paid and nonassessable shares of Common Stock of the Corporation attached hereto be, and it hereby is, adopted as the certificate to represent fully paid and nonassessable shares of Common Stock and that a specimen of such certificate be annexed to this written consent as Annex A.1; and

            FURTHER RESOLVED, that whereas this Board of Directors wishes to offer for sale and issue shares of the Corporation's Common Stock authorized by its Certificate of Incorporation, the proper officers of the Corporation be, and they hereby are, authorized and directed to offer for sale and to sell and issue 1,000 shares of the Corporation's Common Stock at $124,900.393 per share; and

            FURTHER RESOLVED, that the offer of JOMED N.V., a corporation formed under the laws of The Netherlands ("Parent"), to purchase 1,000 shares of the Corporation's Common Stock, par value $0.001 per share, at a purchase price of $124,900.393 per share, be, and it hereby is, accepted; and that upon receipt of payment for such shares, the proper officers of the Corporation be, and they hereby are, authorized and directed to issue to Parent a certificate or certificates representing 1,000 paid and nonassessable shares of Common Stock of the Corporation; and

            FURTHER RESOLVED, that whereas this Board of Directors wishes to offer a promissory note of the Corporation in an amount equal to $75,000,000.00 for sale to Parent on the terms and conditions of the promissory note annexed to this written consent as Annex A.2 (the
"Promissory Note"), the proper officers of the Corporation be, and they hereby are, authorized and directed to offer for sale and to sell and issue the Promissory Note to Parent;

            FURTHER RESOLVED, that the Plan of Merger, a copy of which is attached hereto as Annex A.3 and is made part of these resolutions, providing for the merger of the Corporation and EndoSonics, through the Corporation being merged with and into EndoSonics pursuant to Section 253 of the DGCL (the "Merger") with EndoSonics as the surviving corporation (the "Surviving Corporation"), is hereby approved; and

            FURTHER RESOLVED, that the Merger shall become effective (the "Effective Time") when the Certificate of Ownership and Merger is filed with the Secretary of State of the State of Delaware and that the Merger shall have the effect set forth in Section 259 of the DGCL. The Surviving Corporation may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of either of the Corporation or EndoSonics in order to carry out and effectuate the transactions contemplated; and

            FURTHER RESOLVED, that the President, the Secretary and Treasurer of the Corporation (collectively, the "Authorized Officers") are hereby authorized and directed (with the power to delegate such authorization and direction to any Vice President of the Corporation), in the name and on behalf of the Corporation, to execute and deliver the Merger Agreement in substantially such form, with such additions, deletions or other changes therein as the officer executing the Merger Agreement shall approve (including without limitation approving the per share Tender Offer price) such approval to be conclusively evidenced by the execution and delivery thereof, and to file a Certificate of Ownership and Merger with the Secretary of State of the State of Delaware; and

            FURTHER RESOLVED, that the appropriate officers of the Corporation be, and they hereby are, authorized, empowered and directed to take or cause to be taken any and all such further actions, to execute and deliver all such other instruments and documents, for, and in the name and on behalf of, the Corporation, to incur and pay all such fees and expenses and to engage such persons as they in their discretion deem necessary, desirable or appropriate to carry out fully the intent and purposes of the foregoing resolutions and the execution by such officer or officers of any such instrument or document or the payment of such fees and expenses or the engagement of such persons or the doing by them of any act in connection with the foregoing matters shall conclusively establish their authority therefor and the approval, adoption, ratification, and confirmation by the Corporation of the instruments or documents so executed, the fees and expenses so paid, the persons so engaged and the actions so taken; and

            FURTHER RESOLVED, that any acts of the officers of the Corporation and of any person or persons designated and authorized to act by an officer of the Corporation, which acts would have been authorized by the foregoing resolutions except that such acts were taken prior to the adoption of such resolutions, are hereby severally ratified, confirmed, approved and adopted as acts in the name and on behalf of the Corporation;

            FURTHER RESOLVED, that all actions previously taken by any director of the Corporation in connection with the transactions contemplated by the foregoing resolutions are hereby authorized, approved, adopted, ratified and confirmed in all respects; and

            FURTHER RESOLVED, that any person dealing with any officer or officers of the Corporation in connection with any of the foregoing matters shall be conclusively entitled to rely upon the authority of such officer and by his or her execution of any document, agreement or instrument, the same being a valid and binding obligation of the Corporation enforceable in accordance with its terms.

                                 * * * * *



                        IN WITNESS WHEREOF, the undersigned, being all of the members of the Board of Directors of JOMED Acquisition Corp., have executed this written consent as of the 20th day of September, 2000.



                                    /s/ Peter Klemm
                                    ---------------------------------
                                    Name:   Peter Klemm
                                    Title:  Director

                                    /s/ Tor Peters
                                    ---------------------------------
                                    Name:   Tor Peters
                                    Title:  Director

                                    /s/ Antti Ristinmaa
                                    ---------------------------------
                                    Name:   Antti Ristinmaa
                                    Title:  Director




                                                                  ANNEX A.3

                               PLAN OF MERGER



               JOMED Acquisition Corp., a Delaware corporation (the "Corporation") shall be and hereby is, at the Effective Time of the Merger, merged (the "Merger") with and into EndoSonics Corporation, a Delaware corporation ("EndoSonics"), which shall be the surviving corporation (the "Surviving Corporation"), in accordance with the terms and conditions set forth below.

               Cancellation of Shares

               Each issued and outstanding share of capital stock of the Corporation shall be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation.

               All shares of EndoSonics that are owned by EndoSonics or any affiliate of EndoSonics and by the Corporation shall be cancelled and retired and shall cease to exist and no consideration shall be delivered in exchange therefor; provided, that shares of EndoSonics held beneficially or of record by any plan, program or arrangement sponsored or maintained for the benefit of employees of EndoSonics or any Subsidiaries thereof shall not be deemed to be held by EndoSonics regardless of whether the Corporation has, directly or indirectly, the power to vote or control the disposition of such Shares.

               Each issued and outstanding share of EndoSonics (other than shares to be cancelled in accordance with the preceding paragraph and any shares which are held by stockholders exercising appraisal rights pursuant to Section 262 of the DGCL ("Dissenting Stockholders")) shall be converted into the right to receive $11.00 per share in cash, payable to the holder thereof, without interest (the "Merger Consideration"), upon surrender of the certificate formerly representing such share. All converted shares, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration therefor upon the surrender of such certificate. All shares which are held by stockholders exercising appraisal rights pursuant to section 262 of the DGCL shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive payment from the Surviving Corporation of the "fair value" of such shares as determined in accordance with Section 262 of the DGCL.

               Mailing of Plan of Merger

               As soon as practicable after the approval of this Plan of Merger by the directors of the Corporation, the appropriate officers of the Corporation shall promptly mail a copy of this Plan of Merger to each shareholder of record of EndoSonics. On or as soon as practicable after the mailing of this Plan of Merger, the appropriate officers of the Corporation shall prepare and file a Certificate of Ownership and and Merger with the Secretary of State of the State of Delaware.

               Dissenting Shares

               At the Effective Time, each issued and outstanding share of EndoSonics Common Stock held by a stockholder who has perfected his right to an appraisal pursuant to Section 262 of the DGCL (each such share a "Dissenting Share" and each such stockholder a "Dissenting Stockholder") shall become the right to receive such consideration as may be determined to be due to such Dissenting Stockholder pursuant to the law of the State of Delaware; provided, however, that each share of EndoSonics outstanding at the Effective Time and held by a Dissenting Stockholder who shall, after the Effective Time, withdraw his demand for appraisal or lose his right of appraisal as provided in such law, shall be deemed to be converted, as of the Effective Time, into the amount of cash such Dissenting Stockholder otherwise would have been entitled to receive as a result of the Merger. Pursuant to Section 262(d)(2) of the DGCL, EndoSonics, as the Surviving Corporation, shall notify each stockholder of record of EndoSonics within ten days after the Effective Time that (i) the Merger has become effective and (ii) appraisal rights are available for any or all shares of the EndoSonics as provided in Section 262 of the DGCL.

               Directors and Officers

               The directors of the Corporation at the Effective Time of the Merger shall be the directors of the Surviving Corporation after the Effective Time of the Merger and shall continue to so serve, subject to the applicable provisions of the DGCL, the Certificate of Incorporation and the By-laws of the Surviving Corporation, until their respective successors shall have been duly elected and qualified as provided in the By-laws of the Surviving Corporation.

               The officers of EndoSonics at the Effective Time of the Merger shall be the officers of the Surviving Corporation after the Effective Time of the Merger and shall continue to so serve, subject to the applicable provisions of the Certificate of Incorporation and the By-laws of the Surviving Corporation, until their respective successors shall have been duly appointed as provided in the By-laws of the Surviving Corporation.

               Rights and Duties of EndoSonics as the Surviving
Corporation.

               At the Effective Time, for all purposes the separate existence of the Corporation shall cease, and the Corporation shall be merged with and into EndoSonics which, as the Surviving Corporation, shall thereupon and thereafter possess all the rights, privileges, powers and franchises as well of a public as of a private nature, and be subject to all the restrictions, disabilities and duties of each of the Corporation and EndoSonics (the "Constituent Corporations") so merged; and all and singular, the rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, real, personal and mixed, and all debts due to either of the Constituent Corporations and EndoSonics on whatever account, as well for stock subscriptions as all other things in action or belonging to each of such Constituent Corporations shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of the several and respective Constituent Corporations, and the title to any real estate vested by deed or otherwise, under the laws of the State of Delaware, in any of such Constituent Corporations, shall not revert or be in any way impaired by reason of the DGCL; but all rights of creditors and all liens upon any property of any of the Constituent Corporations shall be preserved unimpaired, and all debts, liabilities and duties of the respective Constituent Corporations shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it. If at any time the Surviving Corporation shall consider or be advised that any further assignment or assurances in law or any other things are necessary or desirable to vest in the Surviving Corporation, according to the terms hereof, the title of any property or rights of the Corporation, the last acting officers and directors of the Corporation or the corresponding officers and directors of the Surviving Corporation, as the case may be, shall and will execute and make all such proper assignments and assurances and do all things necessary or proper to vest title in such property or rights in the Surviving Corporation, and otherwise to carry out the purposes of this Plan of Merger.

               Effective Time. As used in this Plan of Merger, the term "Effective Time" shall mean the date and time at which an executed Certificate of Ownership and Merger setting forth a copy of these resolutions is filed with the Secretary of State of the State of Delaware pursuant to Sections 253 and 103 of the DGCL or such other date and time as is specified in such executed Certificate of Ownership and Merger.

                                 * * * * *